UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
December 15, 2011

El Paso Electric Company
(Exact name of registrant as specified in its charter)

Texas	001-14206	74-0607870
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Stanton Tower, 100 North Stanton, El Paso, Texas		79901
(Address of principal executive offices)		(Zip Code)

(915) 543-5711
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On October 27, 2011, El Paso Electric Company (the “Company”) filed an appeal with the Public Utility Commission of Texas (the “PUCT”) of the resolution adopted by the El Paso City Council (“City”) on October 4, 2011 which ordered the Company to show cause why its base rates for electric service for customers within the City limits should not be lowered (the “show cause order”). On November 7, 2011, the City filed a motion to dismiss the Company's appeal for lack of jurisdiction.

Today, the PUCT granted the City's motion to dismiss, finding that the issues raised by the Company in the appeal were not ripe for adjudication since the show cause order did not constitute a final decision affecting the rates, operations and services of the Company. The Company will proceed to file a rate case with the City on February 1, 2012 in compliance with the show cause order.

The ultimate authority to set the Company's electric rates is vested in the PUCT, which approved the Company's current rates in July 2010 pursuant to a unanimous settlement agreed to by the City. While the Company would not file a rate case at this time in the absence of the City's action, the Company believes that recent plant additions support a rate increase under applicable law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

El Paso Electric Company

By:	/s/ DAVID G. CARPENTER
David G. Carpenter
Senior Vice President and Chief Financial Officer
(Duly Authorized Officer and Principal Financial Officer)
Dated: December 15, 2011